UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Shareholders of Haemonetics Corporation (the “Company”) was held on Thursday, July 24, 2025. Of the 48,041,228 shares outstanding and entitled to vote at the meeting, 45,613,041 shares were represented at the meeting, constituting a quorum of 94.95%.

The results of the votes for each proposal considered at the meeting are set forth below:

1. The shareholders elected each of Christopher A. Simon, Robert E. Abernathy, Diane M. Bryant, Michael J. Coyle, Charles J. Dockendorff, Lloyd E. Johnson, Mark W. Kroll, Claire Pomeroy and Ellen M. Zane as directors for one-year terms expiring in 2026 based upon the following votes:

Nominees	For	Withhold	Broker Non-Votes
Christopher A. Simon	43,756,151	99,166	1,757,724
Robert E. Abernathy	43,061,317	794,000	1,757,724
Diane M. Bryant	43,568,258	287,059	1,757,724
Michael J. Coyle	43,670,835	184,482	1,757,724
Charles J. Dockendorff	42,588,774	1,266,543	1,757,724
Lloyd E. Johnson	43,151,041	704,276	1,757,724
Mark W. Kroll	42,739,455	1,115,862	1,757,724
Claire Pomeroy	43,567,795	287,522	1,757,724
Ellen M. Zane	43,066,065	789,252	1,757,724

2. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
43,016,961	585,626	252,730	1,757,724

3. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2026 based upon the following votes:

For	Against	Abstain
43,843,396	1,525,114	244,531

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

July 25, 2025	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer